                                            Registration No.____________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                         STERLING WORLDWIDE CORPORATION

             (Exact name of Registrant as specified in its charter)

            Nevada                                       87-0438649
(State of other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      I.D. Number)

                       1301 N. Congress Avenue, Suite 135
                          Boynton Beach, Florida 33426
          (Address, including zip code, of principal executive office)


       Common Stock Underlying the Sterling Worldwide Corporation Employee
                       Stock Grant, Option and Award Plan
                              (Full Title of Plan)


                          Anne M.E. Greyling, President
                         Sterling Worldwide Corporation
                       1301 N. Congress Avenue, Suite 135
                          Boynton Beach, Florida 33426

            (Name, address, including zip code of agent for service)

                                 With copies to:

                        Frohling, Hudak & McCarthy, P.C.
                        425 Eagle Rock Avenue, Suite 200
                           Roseland, New Jersey 07068



This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

                         CALCULATION OF REGISTRATION FEE




                                              Proposed          Proposed
                                              Maximum           Maximum
Title of Each                Amount           Offering          Aggregate         Amount of
Class of Securities          To Be            Price             Offering          Registration
Being Registered             Registered       Per Share(1)      Price (1)         Fee(1)
Common Stock, par value
$.001 per share.             3,000,000        $10.00            $30,000,000       $9,090.91



(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price is based upon the average of the closing bid and ask price of the common stock on October 28, 1997, as reported on the National Association of Securities Dealers Automated Quotation system, adjusted for the absence of volume trading.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.

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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

      The contents of the Sterling Worldwide Corporation employee stock grant, option and award plan attached hereto as Exhibit C are incorporated herein by reference.

      The following table sets forth the number of shares of Common Stock issued pursuant to the Company's Employee Stock Grant, Option and Award Plan and which are to be registered for resale in accordance with the prospectus attached hereto as Exhibit B, and incorporated herein by reference.

                                          Number of Shares
Name and Address of                       covered by this
Selling Shareholder                       Prospectus
-------------------                       ----------
Alan Berkun                               200,000
1300 Veterans Memorial Hwy.
Hauppauge NY 11788

Jay Salyer, Esq.                          100,000
1699 S. Federal Hwy.
Boca Raton FL 33432

Richard Gladstone                          50,000
2200 Boca Raton Blvd.
Boca Raton FL 33431

John B.M. Frohling, Esq.                  200,000
425 Eagle Rock Avenue
Roseland NJ 07068

                        TOTAL             550,000

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      See "Sterling Worldwide Corporation Employee Stock Grant, Option and Award Plan" attached hereto as Exhibit C.

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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The Company hereby incorporates by reference in this registration statement the following documents:

      (a) The Company's latest annual report on Form 10-K filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") containing audited financial statements for the Company's latest fiscal year ended December 31, 1996.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal period covered by the annual report referred to in (a) above.


ITEM 4. DESCRIPTION OF SECURITIES.

      Registrant has 500,000,000 shares of common stock authorized as of October 14, 1997, 51,045,326 shares issued and outstanding, par value $.001. This registration statement shall cover the issuance of 3,000,000 shares of common stock to employees, consultants, officers and directors of the Company.

      Registrant has 10,000,000 shares of Preferred Stock, Class A authorized and issued and outstanding as of October 14, 1997, par value $1.00.

      Registrant has 490,000,000 shares of Preferred Stock, Class B authorized but none issued and outstanding as of October 14, 1997, par value $.001.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            John Frohling, a member of the law firm Frohling, Hudak & McCarthy, P.C. which firm is legal counsel to the Company, is to receive 200,000 shares of the Company's common stock registered under this prospectus for past services rendered and 300,000 shares for future services for a total of 500,000 shares pursuant to the Consulting Agreement attached hereto as Exhibit G.




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
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      In general, any officer, director, consultant, attorney, or employee or agent of the Company may be indemnified against expenses, fines, settlements or judgements arising in connection with a legal proceeding to which such person is or was a party, as a result of such relationship, if that person's actions were in good faith, were believed to be in the Company's best interest and were not unlawful. Unless such person is successful upon the merits in such action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel or by a vote of the shareholders that the applicable standard of conduct was met by the person to be indemnified.

      The circumstances under which indemnification is granted in connection with an action brought by or on behalf of the Company are generally the same as set forth above; however, with respect to such actions, indemnification is granted only with respect to costs actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Company's best interest and with respect to which such person was not adjudged liable for negligence or misconduct.

      Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of shareholders or directors. The law also grants the Company the power to purchase and maintain insurance which protects its officers and directors against liabilities incurred in their service in such positions.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      N/A.

ITEM 8. EXHIBITS

EXHIBIT     DOCUMENT

A.          Opinion Re: Legality and Consent of experts;

B.          Sterling Worldwide Corporation Prospectus dated October 28, 1997;

C.          Sterling Worldwide Corporation Stock Plan adopted October 28, 1997.

D. Consulting Agreement between Sterling Worldwide Corporation and Alan Berkun dated October 15, 1997.

E. Consulting Agreement between Sterling Worldwide Corporation and Jay Salyer, Esq. dated October 2, 1997.

F. Consulting Agreement between Sterling Worldwide Corporation and Richard Gladstone dated August 7, 1997.

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

EXHIBIT     DOCUMENT

G. Consulting Agreement between Sterling Worldwide Corporation and John B.M. Frohling dated October 2, 1997.


ITEM 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes that it will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:


            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) Include any additional or changed material information with respect to the plan of distribution.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any securities which remain unsold at the termination of the offering.

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
                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 31st day of October, 1997.


                         STERLING WORLDWIDE CORPORATION



                        By:   /S/ *
                              -------------------------------------------------
                              ANNE M.E. GREYLING, President and Chief
                              Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 28th day of October, 1997.


/S/ *
----------------------------------
ANNE M.E. GREYLING, Director




By: /S/ JOHN B.M. FROHLING
----------------------------------
   JOHN B.M. FROHLING
   Attorney-in-Fact

  * John B.M. Frohling by signing his name thereto signs this Form S-8 on behalf of the persons indicated above. An original power of attorney authorizing John B.M. Frohling to sign this Form S-8 on behalf of Anne M.E. Greyling and has executed.

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                                  EXHIBIT INDEX



         A.       Opinion Re: Legality and Consent of experts;

         B.       Sterling Worldwide Corporation Prospectus dated October 28,
                  1997;

         C. Sterling Worldwide Corporation Employee Stock Grant, Option and Award Plan adopted October 28, 1997.

         D. Consulting Agreement between Sterling Worldwide Corporation and Alan Berkun dated October 15, 1997.

         E. Consulting Agreement between Sterling Worldwide Corporation and Jay Salyer, Esq. dated October 2, 1997.

         F. Consulting Agreement between Sterling Worldwide Corporation and Richard Gladstone dated August 7, 1997.

         G. Consulting Agreement between Sterling Worldwide Corporation and John B.M. Frohling dated October 2, 1997.


                       DOCUMENTS INCORPORATED BY REFERENCE

         1. The Company's annual report on Form 10-K for the fiscal year ended 1996, incorporated by reference and previously filed with the SEC.

         2. The Company's quarterly Form 10-Q for the Quarter ended March 31, 1997, incorporated by reference and previously filed with the SEC.

         3. The Company's quarterly Form 10-Q for the Quarter ended June 30, 1997, incorporated by reference and previously filed with the SEC.

         4.       The Company's Form 8-K filed on October 28, 1997 with the SEC.

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